Exhibit 99.1

10 Cabot Place, Stoughton, MA 02072

News Release

For Immediate Release February 25, 2020	For More Information, Contact: Michael K. Devlin, Executive Vice President and Chief Financial Officer (617-925-1961) mdevlin@envisionbank.com

RANDOLPH BANCORP, INC. ANNOUNCES FOURTH QUARTER AND YEAR END 2019 FINANCIAL RESULTS

STOUGHTON, Massachusetts, February 25, 2020 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced net income of $828,000, or $0.16 per share, for the three months ended December 31, 2019 compared to a net loss of $228,000, or $0.04 per share, for the three months ended December 31, 2018. Net income for the year ended December 31, 2019 was $3,428,000, or $0.64 per share, compared to a net loss of $2,086,000, or $0.37 per share, for the year ended December 31, 2018.

The operating results for the fourth quarter and full year of 2018 were affected by non-recurring items. Excluding non-recurring items, the net loss was $1.6 million in the fourth quarter of 2018, while the net loss for the year ended December 31, 2018 was $3.7 million. The non-recurring items, all presented on a pre-tax basis, were as follows:

•	A gain on the sale of buildings of $2.5 million, including a gain of $2.3 million in the fourth quarter,
•	Restructuring charges of $1.0 million, including $875,000 in the fourth quarter, and
•	An insurance recovery for property damage of $90,000.

At December 31, 2019, total assets amounted to $631.0 million compared to $641.4 million at September 30, 2019, a decrease of $10.4 million, or 1.7%. This decrease was due to a reduction of $31.6 million in loans held for sale during the quarter ended December 31, 2019 attributable to both a seasonal decline in home purchases and a dip in loan refinancing activity. The reduction in loans held for sale was partially offset by increases in the loan and investment portfolios of $11.9 million and $10.3 million, respectively.

James P. McDonough, President and Chief Executive Officer, stated “The turnaround in operating results in 2019 has been extremely gratifying. In the fourth quarter of 2018, we paved the way for this turnaround with our consolidation of mortgage banking operations and the expansion of our geographic footprint to Central and Western Massachusetts with fully staffed loan origination offices. Shortly thereafter, we further enhanced our production capabilities with the addition of an experienced team of loan originators in Boston’s MetroWest region, all at a time when refinancing activity had slowed and sales margins had contracted. By enhancing our capacity to generate additional revenues, we were well positioned in 2019 to take advantage of the boom in loan refinancing activity resulting from the decline in mortgage rates which started in the first quarter of the year. As a result, we closed $969 million in residential mortgage loans in 2019, a near 90% increase from 2018. In addition, our gain on loan origination and sale activities increased by $11.4 million, or 151%, from $7.5 million in 2018 to $18.9 million in 2019.”

“We are also pleased with our progress throughout the second half of 2019 in growing our non-brokered deposits, a key strategic initiative”, Mr. McDonough commented. “During this period, such deposits increased $27.2 million, an annualized growth rate of 14.3%. We believe that our core checking account acquisition efforts working with a nationally recognized organization specializing in such programs, combined with our use of business development officers and a focus on the need for competitively priced products for both consumer and business customers, position us well to sustain this momentum into 2020”, he added.

Fourth Quarter Operating Results

Net interest income was flat at $4.4 million for the three months ended December 31, 2019 compared to the same period in the prior year. While average interest-earning assets increased between periods by $21.6 million, or 3.7%, the net interest margin decreased in the fourth quarter of 2019 to 2.88% from 3.01% in the fourth quarter of 2018 due primarily to the rising cost of deposits as more customers shift their funds to accounts offering more attractive interest rates.

The Company recognized a provision for loan losses of $144,000 for the three months ended December 31, 2019 compared to a provision of $579,000 in the prior year quarter. The provisions in both periods were primarily due to loan growth. The provision in the fourth quarter of 2018 also included $149,000 for an impaired consumer loan. The allowance for loan losses was 0.90% and 0.91% of total loans at December 31, 2019 and 2018, respectively, and was 131.4% and 121.1% of non-performing loans at December 31, 2019 and 2018, respectively.

Non-interest income increased $807,000 to $6.1 million for the three months ended December 31, 2019 from $5.3 million for the three months ended December 31, 2018. Non-interest income in the fourth quarter of 2018 included a gain of $2.3 million on the sale of our former Boston branch. Excluding this non-recurring item, non-interest income increased $3.1 million in the fourth quarter of 2019 compared to the prior year period due to an increase of $3.3 million, or 150.2%, in the gain on loan origination and sale activities. This increase was volume related due to the addition of nearly 20 loan originators over the past twelve months and the favorable interest rate environment. Beginning in the first quarter of 2019, interest rates on mortgage loans began to decline which led to the first significant increase in loan refinancing activity experienced in nearly three years. Together these factors resulted in a 171.4% increase in loans sold during the fourth quarter of 2019 compared to the prior year period. The increase in the gain on loan origination and sale activities was partially offset by a decrease in net loan servicing fees due to a fair value adjustment for mortgage servicing rights (“MSRs”) of $284,000 as actual loan prepayments exceeded expectations.

Non-interest expenses increased $153,000 to $9.5 million for the three months ended December 31, 2019 from $9.3 million for the three months ended December 31, 2018.  Non-interest expenses in the fourth quarter of 2018 included a restructuring charge of $875,000 consisting of accruals for workforce reduction costs as well as contractual costs associated with office space no longer being used in Andover following consolidation of mortgage banking operations. Excluding this non-recurring item, non-interest expenses in the fourth quarter of 2019 increased $1.0 million compared to the prior year period principally due to an increase in salaries and employee benefits of $783,000. This increase was caused by higher salaries and commissions associated with increased residential loan production of $166 million and higher incentive compensation costs, partially offset by lower transition payments to new loan originators, lower non-restructuring related severance costs and an increase in deferred loan origination costs.

Income tax expense of $21,000 and $17,000 for the three months ended December 31, 2019 and 2018, respectively, consists solely of a state income tax provision. The Company has a net operating loss (“NOL”) carryforward for federal tax purposes of $12.0 million. Since 2014, the NOL as well as other deferred tax assets have been subject to a full valuation allowance, which totaled $2.3 million at December 31, 2019. The valuation allowance for net deferred tax assets was reduced in 2019 principally due to the impact of the Company’s earnings on the NOL carryforward. We evaluate the tax valuation allowance on a quarterly basis. Based primarily on an assessment of historical operating results, we concluded that the tax valuation allowance should be maintained at December 31, 2019.

Year End Operating Results

Net interest income increased by $1.1 million, or 6.8%, for the year ended December 31, 2019 compared to the prior year. This increase was due to an increase in average interest-earning assets between periods of $65.4 million, or 12.1%, partially offset by a decrease in net interest margin of 15 basis points from 3.10% in 2018 to 2.95% in 2019. The decrease in net interest margin is due to a reduction in the ratio of average interest-earning assets to interest-bearing liabilities from 129.1% in 2018 to 125.5% in 2019, as well as an increase in the cost of deposits as more customers shift their funds to accounts offering more attractive interest rates.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

The Company did not recognize a provision for loan losses in 2019 while in 2018 it recognized a provision of $762,000. The principal reason that no provision was recognized in 2019 was the reduction in the loan portfolio of $14.8 million, while the provision in 2018 was principally attributable to loan portfolio growth of $84.1 million. Due to overall stability in both internal and external measures of credit risk, the general component of the allowance for loan losses remained largely unchanged in both years. The allowance for loan losses as a percentage of total loans was 0.90% and 0.91% at December 31, 2019 and 2018, respectively.

Non-interest income increased $8.0 million to $21.7 million for the year ended December 31, 2019 from $13.7 million for the year ended December 31, 2018. Non-interest income in 2018 included a gain of $2.5 million on the sale of buildings and a $90,000 insurance recovery. Excluding these non-recurring items, non-interest income increased $10.5 million in 2019 compared to the prior year due to an increase of $11.4 million, or 150.7%, in the gain on loan origination and sale activities. This increase was partially offset by a reduction in net loan servicing fees caused by a $920,000 decline in the fair value of certain MSRs. The increase in the gain on loan origination and sale activities in 2019 was a direct result of the addition of nearly 20 loan originators since mid-2018 and the boom in loan refinancing activity resulting from the decline in mortgage rates which began in the first quarter of the year. Together these factors resulted in a $511 million, or 133.5%, increase in loans sold in 2019 (excluding the sale of portfolio loans) compared to the prior year. The fair value adjustment for MSRs resulted from the acceleration of both actual and projected loan prepayments on serviced loans.

Non-interest expenses increased $4.3 million, or 13.5%, to $36.0 million for the year ended December 31, 2019 from $31.7 million for the year ended December 31, 2018.  Non-interest expenses in 2018 included a restructuring charge of $1.0 million consisting of accruals for workforce reduction costs as well as contractual costs associated with office space no longer being used in Andover following consolidation of mortgage banking operations. Excluding this non-recurring item, non-interest expenses in 2019 increased $5.2 million compared to the prior year principally due to an increase in salaries and employee benefits of $5.1 million, or 26.0%.  This increase was caused by higher salaries and commissions associated with increased residential loan production of $456.8 million, or 89.0%, and higher incentive compensation costs, partially offset by lower transition payments to new loan originators and non-restructuring related severance costs and an increase in deferred loan origination costs.

Spending on marketing in 2019 was $174,000 less than the prior year due to additional advertising in 2018 associated with the re-branding to Envision Bank. The increase of $358,000 in other non-interest expenses in 2019 was driven by the increase in Envision Mortgage’s loan production and the donation of unused land to a charity.

Income tax expense of $118,000 and $31,000 for the years ended December 31, 2019 and 2018, respectively, consisted solely of a state income tax provision.

Balance Sheet

Total assets were $631.0 million at December 31, 2019 compared to $614.3 million at December 31, 2018, an increase of $16.7 million, or 2.7%. This growth resulted from an increase of $24.3 million in loans held for sale and an increase of $6.9 million in the investment portfolio, partially offset by a decrease of $14.7 million in portfolio loans. The increase in loans held for sale was a direct result of the 124.4% increase in residential loan production achieved in the fourth quarter of 2019 as compared to the prior year period. The decrease in portfolio loans occurred largely as a result of the transfer from portfolio of $28.6 million in residential mortgage loans to loans held for sale as well as prepayments of commercial and industrial loans. The increase in total assets was funded by non-brokered deposit growth of $29.6 million.

Net loans totaled $469.1 million at December 31, 2019, a decrease of $14.7 million, or 3.0%, from the balance at December 31, 2018.  This reduction occurred principally in commercial and industrial participation loans which decreased by $12.2 million due principally to significant prepayments during the year. No new loan participations were purchased in 2019. One-to four-family residential mortgage loans decreased by $2.0 million in 2019 due to the transfer of loans from portfolio to loans held for sale and by the sale of a higher proportion of residential mortgage originations into the secondary market. Consumer loans, which consist primarily of purchased loans, decreased by $3.8 million in 2019 as loan repayments exceeded loan purchases during the year. No purchases of student loans and unsecured consumer loans were made in 2019.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Deposits increased $59.9 million, or 13.7%, to $497.0 million at December 31, 2019 from $437.1 million at December 31, 2018. Included in this increase was $30.3 million of brokered deposits. Non-brokered deposits increased $29.6 million, or 7.9%, in 2019 despite deposit run-off of nearly $10.0 million following the December 2018 closing of the Boston branch. The growth in non-brokered deposits experienced in 2019 has occurred primarily in competitively priced savings and money market accounts.

Total stockholders’ equity was $78.5 million at December 31, 2019 compared to $78.0 million at December 31, 2018. The increase of $501,000 in 2019 was due to net income of $3.4 million, an increase in the fair value of available-for-sale securities of $1.5 million and equity adjustments of $1.2 million related to the stock benefit plan and employee stock ownership plan. These increases were partially offset by stock repurchases of $5.4 million as the Company repurchased 353,572 of its shares in 2019 at an average cost of $15.35 per share. The Bank’s tier one capital to average assets was 11.3% at December 31, 2019 compared to 10.9% at December 31, 2018. The Bank exceeded all regulatory capital requirements at December 31, 2019.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Stoughton, Massachusetts, eight loan production offices located throughout Massachusetts and one loan production office in Southern New Hampshire.

Randolph Bancorp, Inc. is the sole member of Envision Bank Foundation, Inc. (the “Foundation”), a nonprofit corporation organized in 2016 to financially support community projects that improve the quality of life in markets served by Envision Bank. Since inception, the Foundation has funded projects focused on support of military veterans and their families, and education.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, non-interest income to total income, the efficiency ratio, tangible book value per share and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	December 31,	December 31,
	2019	2018

Assets
Cash and due from banks	$4,371	$3,451
Interest-bearing deposits	3,881	3,667
Total cash and cash equivalents	8,252	7,118

Certificates of deposit	490	2,205
Securities available for sale, at fair value	57,503	50,556
Loans held for sale, at fair value	62,792	38,474
Loans, net of allowance for loan losses of $4,280 in 2019 and $4,437 in 2018	469,131	483,846
Federal Home Loan Bank of Boston stock, at cost	2,417	4,700
Accrued interest receivable	1,393	1,504
Mortgage servicing rights, net	8,556	7,786
Premises and equipment, net	5,748	6,368
Bank-owned life insurance	8,441	8,256
Foreclosed real estate, net	-	65
Other assets	6,281	3,462

Total assets	$631,004	$614,340

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$61,603	$64,229
Interest bearing	344,581	312,321
Brokered	90,858	60,580
Total deposits	497,042	437,130

Federal Home Loan Bank of Boston advances	44,403	89,036
Mortgagors' escrow accounts	2,052	2,129
Post-employment benefit obligations	2,464	2,551
Other liabilities	6,581	5,533
Total liabilities	552,542	536,379

Stockholders' Equity:
Common stock	56	60
Additional paid-in capital	51,127	55,608
Retained earnings	31,757	28,329
ESOP-Unearned compensation	(3,944)	(4,132)
Accumulated other comprehensive loss, net of tax	(534)	(1,904)
Total stockholders' equity	78,462	77,961

Total liabilities and stockholders' equity	$631,004	$614,340

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Interest and dividend income:
Loans	$5,841	$5,624	$23,631	$19,541
Other interest and dividend income	378	426	1,600	1,743
Total interest and dividend income	6,219	6,050	25,231	21,284

Interest expense	1,828	1,630	7,398	4,588

Net interest income	4,391	4,420	17,833	16,696
Provision for loan losses	144	579	-	762
Net interest income after provision for loan losses	4,247	3,841	17,833	15,934

Non-interest income:
Customer service fees	353	368	1,407	1,464
Gain on loan origination and sale activities, net	5,462	2,183	18,900	7,539
Mortgage servicing fees, net	32	329	394	1,264
Gain on sale of buildings	-	2,261	-	2,476
Other	245	144	962	940
Total non-interest income	6,092	5,285	21,663	13,683
Non-interest expenses:
Salaries and employee benefits	6,382	5,599	24,896	19,765
Occupancy and equipment	811	716	2,783	2,873
Professional fees	366	340	1,185	1,164
Marketing	322	274	967	1,141
Restructuring charges	-	875	-	968
Other non-interest expenses	1,609	1,533	6,119	5,761
Total non-interest expenses	9,490	9,337	35,950	31,672
Income (loss) before income taxes	849	(211)	3,546	(2,055)
Income tax expense	21	17	118	31

Net income (loss)	$828	$(228)	$3,428	$(2,086)

Net income (loss) per share (basic and diluted)	$0.16	$(0.04)	$0.64	$(0.37)

Weighted average shares outstanding	5,248,021	5,526,416	5,383,617	5,570,720

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Averages Balances/Yields

(Dollars in thousands)

(Unaudited)

	Average Balance and Yields
	For the Three Months Ended December 31,
	2019			2018
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$554,972	$5,841	4.21%	$526,192	$5,624	4.28%
Investment securities(2) (3)	50,290	367	2.92%	58,055	403	2.78%
Interest-earning deposits	5,038	13	1.03%	4,474	27	2.41%
Total interest-earning assets	610,300	6,221	4.08%	588,721	6,054	4.11%
Noninterest-earning assets	32,250			28,310
Total assets	$642,550			$617,031
Interest-bearing liabilities:
Savings accounts	120,343	223	0.74%	101,566	52	0.20%
NOW accounts	38,389	50	0.52%	42,291	50	0.47%
Money market accounts	80,623	241	1.20%	60,442	200	1.32%
Term certificates	200,123	1,068	2.13%	162,570	693	1.71%
Total interest-bearing deposits	439,478	1,582	1.44%	366,869	995	1.08%
FHLBB advances	50,444	246	1.95%	98,460	635	2.58%
Total interest-bearing liabilities	489,922	1,828	1.49%	465,329	1,630	1.40%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	62,674			66,608
Other noninterest-bearing liabilities	9,337			6,851
Total liabilities	561,933			538,788
Total stockholders' equity	80,617			78,243
Total liabilities and stockholders' equity	$642,550			$617,031
Net interest income		$4,393			$4,424
Interest rate spread(4)			2.58%			2.71%
Net interest-earning assets(5)	$120,378			$123,392
Net interest margin(6)			2.88%			3.01%

Ratio of interest-earning assets to interest-bearing liabilities	124.57%			126.52%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLB of Boston stock

(3) Includes tax equivalent adjustments for municipal securities, based on an effective tax rate of 21%, of $2,000 and $4,000 for the three months ended December 31, 2019 and 2018, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Averages Balances/Yields

(Dollars in thousands)

(Unaudited)

	Average Balance and Yields
	For the Year Ended December 31,
	2019			2018
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$547,454	$23,632	4.32%	$471,849	$19,541	4.14%
Investment securities(2) (3)	52,953	1,521	2.87%	61,566	1,658	2.69%
Interest-earning deposits	5,109	90	1.76%	6,689	117	1.75%
Total interest-earning assets	605,516	25,243	4.17%	540,104	21,316	3.95%
Noninterest-earning assets	27,903			26,621
Total assets	$633,419			$566,725
Interest-bearing liabilities:
Savings accounts	108,483	560	0.52%	103,228	185	0.18%
NOW accounts	39,197	194	0.49%	42,449	205	0.48%
Money market accounts	69,362	955	1.38%	67,817	674	0.99%
Term certificates	178,901	3,619	2.02%	132,984	2,006	1.51%
Total interest-bearing deposits	395,943	5,328	1.35%	346,478	3,070	0.89%
FHLBB advances	86,724	2,070	2.39%	71,990	1,518	2.11%
Total interest-bearing liabilities	482,667	7,398	1.53%	418,468	4,588	1.10%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	62,314			62,350
Other noninterest-bearing liabilities	8,845			6,295
Total liabilities	553,826			487,113
Total stockholders' equity	79,593			79,612
Total liabilities and stockholders' equity	$633,419			$566,725
Net interest income		$17,845			$16,728
Interest rate spread(4)			2.64%			2.85%
Net interest-earning assets(5)	$122,849			$121,636
Net interest margin(6)			2.95%			3.10%

Ratio of interest-earning assets to interest-bearing liabilities	125.45%			129.07%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLB of Boston stock

(3) Includes tax equivalent adjustments for municipal securities, based on an effective tax rate of 21%, of $12,000 and $32,000 for the years ended December 31, 2019 and 2018, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended
	December 31, 2019 v. 2018
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$304	$(87)	$217
Investment securities	(57)	20	(37)
Interest-earning deposits	3	(16)	(13)
Total interest-earning assets	250	(83)	167
Interest-bearing liabilities:
Savings accounts	11	160	171
NOW accounts	(5)	5	-
Money market accounts	60	(19)	41
Term certificates	181	194	375
Total interest-bearing deposits	247	340	587
FHLBB advances	(259)	(130)	(389)
Total interest-bearing liabilities	(12)	210	198

Change in net interest income	$262	$(293)	$(31)

	For the Years Ended
	December 31, 2019 v. 2018
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$3,236	$855	$4,091
Investment securities	(242)	105	(137)
Interest-earning deposits	(28)	1	(27)
Total interest-earning assets	2,966	961	3,927
Interest-bearing liabilities:
Savings accounts	10	365	375
NOW accounts	(16)	5	(11)
Money market accounts	16	265	281
Term certificates	811	802	1,613
Total interest-bearing deposits	821	1,437	2,258
FHLBB advances	336	216	552
Total interest-bearing liabilities	1,157	1,653	2,810

Change in net interest income	$1,809	$(692)	$1,117

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended December 31, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$3,862	$529	$4,391
Provision for loan losses	144	-	144

Net interest income after provision for loan losses	3,718	529	4,247

Non-interest income:
Customer service fees	320	33	353
Gain on loan origination and sale activities, net (1)	-	5,808	5,808
Mortgage servicing fees, net	(90)	122	32
Other	132	113	245
Total non-interest income	362	6,076	6,438

Non-interest expenses:
Salaries and employee benefits	1,773	4,609	6,382
Occupancy and equipment	390	421	811
Other non-interest expenses	1,354	943	2,297
Total non-interest expenses	3,517	5,973	9,490

Income before income taxes and elimination of inter-segment profit	$563	$632	1,195

Elimination of inter-segment profit			(346)
Income before income taxes			849

Income tax expense			21
Net income			$828

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended December 31, 2018
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,123	$297	$4,420
Provision for loan losses	579	-	579

Net interest income after provision for loan losses	3,544	297	3,841

Non-interest income:
Customer service fees	300	68	368
Gain on loan origination and sale activities, net (1)	-	2,419	2,419
Mortgage servicing fees, net	(85)	414	329
Gain on sale of building	2,261	-	2,261
Other	87	57	144
Total non-interest income	2,563	2,958	5,521

Non-interest expenses:
Salaries and employee benefits	1,944	3,655	5,599
Occupancy and equipment	417	299	716
Restructuring charge	-	875	875
Other non-interest expenses	1,121	1,026	2,147
Total non-interest expenses	3,482	5,855	9,337

Income (loss) before income taxes and elimination of inter-segment profit	$2,625	$(2,600)	25

Elimination of inter-segment profit			(236)
Loss before income taxes			(211)

Income tax expense			17
Net loss			$(228)

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Year Ended December 31, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$15,985	$1,848	$17,833
Provision for loan losses	-	-	-

Net interest income after provision for loan losses	15,985	1,848	17,833

Non-interest income:
Customer service fees	1,268	139	1,407
Gain on loan origination and sale activities, net (1)	-	19,851	19,851
Mortgage servicing fees, net	(363)	757	394
Other	596	366	962
Total non-interest income	1,501	21,113	22,614

Non-interest expenses:
Salaries and employee benefits	7,065	17,831	24,896
Occupancy and equipment	1,527	1,256	2,783
Other non-interest expenses	4,789	3,482	8,271
Total non-interest expenses	13,381	22,569	35,950

Income before income taxes and elimination of inter-segment profit	$4,105	$392	4,497

Elimination of inter-segment profit			(951)
Income before income taxes			3,546

Income tax expense			118
Net income			$3,428

Total assets - December 31, 2019	$521,144	$109,860	$631,004

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Year Ended December 31, 2018
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$15,664	$1,032	$16,696
Provision for loan losses	762	-	762

Net interest income after provision for loan losses	14,902	1,032	15,934

Non-interest income:
Customer service fees	1,344	120	1,464
Gain on loan origination and sale activities, net (1)	-	8,859	8,859
Mortgage servicing fees, net	(310)	1,574	1,264
Gain on sale of buildings	2,476	-	2,476
Other	520	420	940
Total non-interest income	4,030	10,973	15,003

Non-interest expenses:
Salaries and employee benefits	6,793	12,972	19,765
Occupancy and equipment	1,507	1,366	2,873
Restructuring charge	-	968	968
Other non-interest expenses	4,476	3,590	8,066
Total non-interest expenses	12,776	18,896	31,672

Income (loss) before income taxes and elimination of inter-segment profit	$6,156	$(6,891)	(735)

Elimination of inter-segment profit			(1,320)
Loss before income taxes			(2,055)

Income tax expense			31
Net loss			$(2,086)

Total assets December 31, 2018	$526,871	$87,469	$614,340

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Reconciliation of GAAP to Non-GAAP Net Loss

(In thousands)

(Unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2018	2018

Net loss - GAAP basis	$(228)	$(2,086)
Non-interest income adjustments:
Gain on sales of buildings	(2,261)	(2,476)
Gain on insurance recovery	-	(90)

Non-interest expense adjustments:
Restructuring charges	875	968
Net loss - Non-GAAP basis	$(1,614)	$(3,684)

The Company’s management believes that the presentation of net loss on a non-GAAP basis excluding non-recurring items provides useful information for evaluating operating results and any related trends that may be affecting the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

There were no non-GAAP adjustments for the three and twelve month periods ended December 31, 2019.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Return on average assets: (1)
GAAP	0.52%	(0.15%)	0.54%	(0.37%)
Non-GAAP (2)	NA	(1.05%)	NA	(0.65%)

Return on average equity: (1)
GAAP	4.11%	(1.17%)	4.31%	(2.62%)
Non-GAAP (2)	NA	(8.25%)	NA	(4.63%)

Net interest margin	2.88%	3.01%	2.95%	3.10%

Non-interest income to total income:
GAAP	49.48%	46.63%	46.20%	39.13%
Non-GAAP (2)	NA	33.33%	NA	34.31%

Efficiency ratio:
GAAP	90.53%	96.21%	91.02%	104.26%
Non-GAAP (2)	NA	113.68%	NA	110.39%

Tier 1 capital to average assets (Bank) (3)	11.30%	10.88%	11.30%	10.88%

Nonperforming assets as a percentage of total assets	0.52%	0.61%	0.52%	0.61%

Allowance for loan losses as a percentage of total loans (4)	0.90%	0.91%	0.90%	0.91%

Allowance for loan losses as a percentage of non-performing loans	131.37%	121.06%	131.37%	121.06%

Tangible book value per share	14.06	13.19	14.06	13.19

(1)	Annualized for quarterly periods presented.
(2)	See page 14 – Reconciliation of GAAP to Non-GAAP Net Loss
(3)	Average assets calculated on a quarterly basis for all periods presented
(4)	Total loans excludes loans held for sale but includes net deferred loan costs and fees

NA – Not applicable